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                                                                      EXHIBIT 12



                                 August 25, 2003


Vontobel Funds, Inc.
1500 Forest Avenue, Suite 223
Richmond, Virginia 23229

Janus Adviser
100 Fillmore Street
Denver, Colorado 80206

         Re: Acquisition by Janus Adviser -- U.S. Value Fund and Janus Adviser -- International Equity Fund, each a series of Janus Adviser, of assets of Vontobel U.S. Value Fund and Vontobel International Equity Fund, respectively, each a series of Vontobel Funds, Inc.

Ladies and Gentlemen:

         We have acted as counsel to Vontobel Funds, Inc., a Maryland corporation ("Vontobel Funds"), and Janus Adviser, a Delaware statutory trust ("Janus Adviser"), in connection with the Agreement and Plan of Reorganization (the "Plan")1 by and between Vontobel Funds, on behalf of its portfolio series Vontobel U.S. Value Fund ("Acquired Fund I") and Vontobel International Equity Fund ("Acquired Fund II" and, together with Acquired Fund I, the "Acquired Funds"), and Janus Adviser, on behalf of its portfolio series Janus Adviser -- U.S. Value Fund ("Acquiring Fund I") and Janus Adviser -- International Equity Fund ("Acquiring Fund II" and, together with Acquiring Fund I, the "Acquiring Funds"), described in the prospectus/proxy statement relating to the Plan included as part of the Registration Statement on Form N-14 of Vontobel Funds (the "Registration Statement") filed on July 14, 2003 with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, as amended by Pre-Effective Amendment No. 1 filed August 25, 2003 (the "Registration Statement"). You have requested our opinion as to certain federal income tax consequences of the transactions contemplated by the Plan.

         In rendering this opinion, we have reviewed such documents and materials as we have considered necessary for the purpose of rendering this opinion. We have made inquiry as to the underlying facts that we considered to be relevant to the conclusions set forth in this letter. The opinions expressed in this letter are based upon certain factual statements relating to Vontobel Funds and Janus Adviser set forth in the Registration Statement and certain representations set forth below that have been confirmed to us in representation letters from Vontobel Funds and Janus Adviser dated as of the date hereof for our use in rendering the opinions set forth herein.

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1        Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Plan.

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Vontobel Funds, Inc.
Janus Adviser
August __, 2003
Page 2

We have assumed that such statements, representations, and warranties are true, correct, complete, and not breached and will continue to be so through the Closing Date, that no actions that are inconsistent with such statements, representations, and warranties will be taken, and that all representations, statements, and warranties made to "the best knowledge of" any person or with similar qualification are and will be true, correct and complete as if made without such qualification. We have also assumed (i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to us as originals,
(iii) the conformity to the original documents of all documents submitted to us as copies, (iv) the authority and capacity of the individual or individuals who executed any such documents on behalf of any person, (v) the conformity to the final documents of all documents submitted to us as drafts, and (vi) the accuracy and completeness of all records made available to us. In addition, we have assumed that (i) the Reorganizations will be consummated in accordance with the Plan, (ii) each of Vontobel Funds and Janus Adviser will comply with all reporting obligations with respect to the Reorganizations required under the Internal Revenue Code of 1986, as amended (the "Code"),2 and the Treasury Regulations promulgated thereunder, and (iii) the Plan is valid and binding in accordance with its terms.

         The discussion and conclusions set forth below are based upon the Code, the Treasury Regulations and existing administrative and judicial interpretations thereof, all of which are subject to change. Therefore, no assurance can be given that the federal income tax consequences described below will not be altered in the future, including on or before the date of the Closing, and we do not assume responsibility to provide notice or advice to any person or entity regarding any such changes or altered tax consequences.

I. Background.

         Janus Adviser is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"). Vontobel Funds is an open-end management investment company registered under the 1940 Act. Each of Acquiring Fund I and Acquiring Fund II intends to acquire the assets of Acquired Fund I and Acquired Fund II, respectively.

         The investment objectives of Acquiring Fund I and Acquired Fund I are substantially identical. Both funds seek to achieve long-term capital appreciation and have substantially similar investment policies, strategies and restrictions. Both Acquiring Fund I and Acquired Fund I seek to achieve their investment objective by investing in a non-diversified portfolio consisting primarily of equity securities. Acquiring Fund I will invest, under normal circumstances, at least 80% of its net assets in equity securities of companies that are traded on U.S. exchanges or quoted on an established over-the-counter market. This restriction may be

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2        Unless otherwise indicated, all section references contained herein are to the Code.
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Vontobel Funds, Inc.
Janus Adviser
August __, 2003
Page 3

changed on 60 days advance notice to shareholders of Acquiring Fund I. Under normal market conditions, Acquired Fund I will invest at least 65% of its net assets in equity securities of companies that are traded on U.S. exchanges. Equity securities consist of common stocks and securities convertible into common stocks, such as warrants, rights, convertible bonds, debentures and convertible preferred stock. Each of Acquiring Fund I and Acquired Fund I may also invest in debt securities and cash equivalents, such as overnight repurchase agreement, and short-term U.S. Government securities. Debt securities include obligations of governments, instrumentalities and corporations.

         Similarly, the investment objectives of Acquiring Fund II and Acquired Fund II are substantially identical. Both funds seek capital appreciation and have substantially similar investment policies, strategies and restrictions. Both Acquiring Fund II and Acquired Fund II seek to achieve their investment objective by investing in a diversified portfolio consisting primarily of equity securities. Under normal circumstances, each fund will invest at least 80% of its net assets in equity securities of issuers that are located outside of the United States, or that derive a significant portion of their business or profits outside of the United States. This restriction may be changed on 60 days advance notice to shareholders of Acquiring Fund II. Each fund intends to diversify its investments among countries. Each fund will generally invest most of its assets in equity securities of countries that are generally considered to have developed markets, such as, but not limited to, the United Kingdom, the eleven euro-zone countries (France, Germany, Italy, Spain, Portugal, Finland, Ireland, Belgium, the Netherlands, Luxembourg and Austria), Switzerland, Norway, Japan, Hong Kong, Australia, and Singapore. The portfolio manager of each fund will decide when and how much to invest in each of these markets. Each fund may also invest in equity securities issued by companies in "developing countries" or "emerging markets," such as, but not limited to, Taiwan, Malaysia, Indonesia, and Brazil, that are included in Morgan Stanley Capital International's Emerging Markets Free Index.

         Acquiring Fund II and Acquired Fund II will primarily hold securities listed on a security exchange or quoted on an established over-the-the counter market. Each fund may make limited investments in "thinly traded" securities. The securities each fund purchases may not always be purchased on the principal market for the issuer's securities. For example, Depositary Receipts may be purchased if trading conditions make them more attractive than the underlying security. In addition to common stocks and securities that are convertible into common stocks, each fund may invest in shares of closed-end investment companies that invest in securities that are consistent with each fund's objective and strategies. Each fund also has the authority to enter into forward contracts to purchase or sell foreign currencies, purchase and write covered call options on foreign currencies and enter into contracts for the purchase or sale for future delivery of foreign currencies.


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Vontobel Funds, Inc.
Janus Adviser
August __, 2003
Page 4

II. The Plan of Reorganization.

         Subject to the terms and conditions set forth in the Plan, Vontobel Funds on behalf of Acquired Fund I and Acquired Fund II shall transfer all of the assets of such Acquired Funds, and assign all Assumed Liabilities (as hereinafter defined) of such Acquired Funds, to Acquiring Fund I and Acquiring Fund II respectively. Janus Adviser on behalf of Acquiring Fund I and Acquiring Fund II shall acquire all such assets, and shall assume all such Assumed Liabilities, upon delivery to Vontobel Funds on behalf of Acquired Fund I and Acquired Fund II of Acquiring Fund I shares and Acquiring Fund II shares, respectively, each having a net asset value equal to the value of the net assets of the corresponding Acquired Fund transferred (the "Acquiring Fund Shares"). "Assumed Liabilities" means all known liabilities, expenses, costs, charges and reserves, reflected on an unaudited statement of assets and liabilities of an Acquired Fund prepared as of the close of regular trading on the Valuation Date (as hereinafter defined), determined in accordance with generally accepted accounting principles consistently applied from the prior audited period. The net asset value of the Acquiring Fund Shares and the value of the net assets of each Acquired Fund to be transferred shall be determined as of immediately after the close of business on the New York Stock Exchange on the Closing Date (the "Valuation Date") using the valuation procedures set forth in the then-current prospectus and statement of additional information of the Acquiring Funds. All Assumed Liabilities of Acquired Fund I and Acquired Fund II, to the extent that they exist at or after the Closing, shall after the Closing attach to Acquiring Fund I and Acquiring Fund II, respectively, and may be enforced against such Acquiring Fund to the same extent as if the same had been incurred by the relevant Acquiring Fund. In addition, at or immediately prior to the Closing, each Acquired Fund shall declare and pay a dividend or dividends which, together with all previous such dividends, shall have the effect of distributing to the Acquired Fund's shareholders all of the Acquired Fund's investment company taxable income for all taxable years ending at or prior to the Closing (computed without regard to any deduction for dividends paid under section 852(b)(2)(D)) and all of its net capital gains (after reduction for any capital loss carry-forward) for all taxable years ending at or prior to the Closing.

         Immediately after the Closing, each Acquired Fund will be liquidated and the Acquiring Fund Shares that have been delivered to Vontobel Funds on behalf of Acquired Fund I and Acquired Fund II will be distributed to the shareholders of Acquired Fund I and Acquired Fund II, respectively, each shareholder to receive Acquiring Fund Shares equal to the pro rata portion of shares of beneficial interest of the relevant Acquired Fund held by such shareholder as of the close of business on the Valuation Date. Such liquidation and distribution will be accompanied by the establishment of an open account on the share records of each Acquiring Fund in the name of each shareholder of the Acquired Fund and representing the respective pro rata number of Acquiring Fund Shares due such shareholder. As of the Closing, each outstanding certificate which, prior to the Closing, represented shares of an Acquired Fund will be deemed for all purposes to evidence ownership of the number of Acquiring Fund Shares issuable with respect thereto pursuant to the Reorganizations. The Acquiring Funds will not issue certificates


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Vontobel Funds, Inc.
Janus Adviser
August __, 2003
Page 5


representing Acquiring Fund Shares issued in connection with the Reorganizations. Ownership of Acquiring Fund Shares will be shown on the books of the Acquiring Funds' transfer agent.

         The Board of Trustees of each of the Acquired Funds, including those Trustees who are not "interested persons" of Vontobel Funds as defined in the 1940 Act, has determined that the interests of existing shareholders of each Acquired Fund will not be diluted as a result of the transactions contemplated by the Reorganizations and that the Reorganizations would be in the best interests of the shareholders of the Acquired Funds. The Board of Directors of Janus Adviser has reached similar conclusions with respect to each of the Acquiring Funds and has also approved the Reorganizations with respect to the Acquiring Funds.

III. Representations.

         The following representations have been made by Janus Adviser, on behalf itself and each Acquiring Fund, and/or by Vontobel Funds, on behalf of itself and each Acquired Fund, with respect to each Reorganization:

         (a) As of the Closing, the fair market value of the Acquiring Fund Shares to which each shareholder of the Acquired Fund is entitled will approximately equal the fair market value of the shares of the Acquired Fund such shareholder will surrender.

         (b) There are no dissenters' or appraisal rights, and the consideration paid by the Acquiring Fund in connection with the Reorganization will consist solely of Acquiring Fund Shares.

         (c) There is no plan or intention by the Acquiring Fund or any person related (as defined in Treasury Regulations Section 1.368-1(e)(3)) to the Acquiring Fund to acquire or redeem, during the five-year period beginning on the date of the Closing, with consideration other than Acquiring Fund Shares, any of the Acquiring Fund Shares issued in the Reorganization either directly or through any transaction, agreement, or arrangement with any other person, other than redemptions in the ordinary course of the Acquiring Fund's business as an open-end investment company as required by section 22(e) of the 1940 Act.

         (d) During the five-year period ending on the date of the Closing, neither the Acquired Fund nor any person related (as defined in Treasury Regulations Section 1.368-1(e)(3) determined without regard to Treasury Regulations Section 1.368-1(e)(3)(i)(A)) to the Acquired Fund will have directly or through any transaction, agreement, or arrangement with any other person, (i) acquired shares of the Acquired Fund with consideration other than Acquiring Fund Shares or shares of the Acquired Fund, except for redemptions in the ordinary course of the Acquired Fund's business as an open-end investment company as required by section 22(e) of the 1940 Act, or (ii) made distributions with respect to shares of the Acquired Fund, except for (a) distributions described in sections 852 and 4982 and (b) additional distributions, to the extent


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Vontobel Funds, Inc.
Janus Adviser
August __, 2003
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such distributions do not exceed fifty percent (50%) of the value (without giving effect to such distributions) of the proprietary interests in the Acquired Fund as of the date of the Closing.

         (e) During the five-year period ending on the date of the Closing, neither the Acquiring Fund nor any person related (as defined in Treasury Regulations Section 1.368-1(e)(3)) to the Acquiring Fund will have acquired directly or through any transaction, agreement or arrangement with any other person, shares of the Acquired Fund with consideration other than Acquiring Fund Shares.

         (f) The Acquiring Fund will acquire at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by the Acquired Fund immediately prior to the Reorganization. For purposes of this representation, amounts, if any, paid by or on behalf of the Acquired Fund for reorganization expenses, amounts, if any, paid by the Acquired Fund to shareholders who receive cash or other property and all redemptions and distributions made by the Acquired Fund immediately preceding or in contemplation of the transfer will be included as assets of the Acquired Fund immediately prior to the Reorganization. However,
(i) regular distributions and redemptions occurring in the ordinary course of the Acquired Fund's business as an open-end management investment company and
(ii) distributions made to shareholders of the Acquired Fund prior to the Reorganization in order to pay out all of the Acquired Fund's (a) investment company taxable income (before the deduction for dividends paid under section 852(b)(2)(D)) and (b) net capital gain (after reduction for any capital loss carryover) will be excluded.

         (g) Immediately after the Closing, the Acquired Fund will, in pursuance of the Plan, distribute the Acquiring Fund Shares it receives in the Reorganization and its other assets, if any, and thereupon will cancel all of its issued and outstanding shares.

         (h) The Acquiring Fund has no plan or intention to sell or otherwise dispose of any of the assets of the Acquired Fund acquired in the Reorganization, except for dispositions made in the ordinary course of business.

         (i) The Acquiring Fund will continue to use in its business at least fifty percent (50%) of the historic portfolio securities of the Acquired Fund. When such securities mature, are redeemed or are otherwise disposed of by the Acquiring Fund, they will be replaced with similar securities (i.e., securities that would have been permissible investments of the Acquired Fund under the applicable investment objectives, policies, and restrictions of the Acquired Fund in effect immediately before the Closing). For purposes of this representation, portfolio securities disposed of by the Acquired Fund prior to and in anticipation of the Reorganization will be treated as part of the historic portfolio securities of the Acquired Fund.

         (j) As of the Closing, there is no intercorporate indebtedness existing between the Acquiring Fund and the Acquired Fund.

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Vontobel Funds, Inc.
Janus Adviser
August __, 2003
Page 7


         (k) The Acquired Fund has qualified as a separate association taxable as a corporation for federal income tax purposes under section 851(g) in each taxable year and will qualify as such as of the Closing. The Acquiring Fund was newly formed in connection with the Reorganization and will qualify as a separate association taxable as a corporation for federal income tax purposes under section 851(g) in each taxable year as of and following the Closing. Janus Adviser has elected to be classified as an association taxable as a corporation, effective on or before the Closing Date, pursuant to Treasury Regulations
Section 301.7701-3.

         (l) The Acquiring Fund will elect to be treated as a regulated investment company under Section 851 and will qualify as such as of and following the Closing. The Acquired Fund has elected to be treated as a regulated investment company under section 851, has qualified as such for each taxable year and will qualify as such as of the Closing. In order (i) to ensure continued qualification of the Acquired Fund as a regulated investment company for federal income tax purposes and (ii) to eliminate any tax liability of the Acquired Fund arising by reason of undistributed investment company taxable income or net capital gain, the Acquired Fund has declared or will declare and will pay to its shareholders of record on or prior to the Closing a dividend or dividends that, together with all previous such dividends, shall have the effect of distributing (1) all of its investment company taxable income for the last full taxable year of the Acquired Fund and any subsequent short taxable year ending on the Closing (computed without regard to any deduction for dividends paid under section 852(b)(2)(D)) and (2) all of its net capital gain realized in the final full taxable year of the Acquired Fund and any subsequent short taxable year ending on the Closing (after reduction for any capital loss carryover).

         (m) The expenses incurred in connection with entering into and carrying out the provisions of the Plan will be borne by Janus Capital Management LLC, the investment adviser of the Acquiring Fund. All such expenses will be solely and directly related to the Reorganization. No cash will be transferred from the Acquiring Fund to the Acquired Fund for the purpose of paying any reorganization expenses of the Acquired Fund. The shareholders of the Acquired Fund and the Acquiring Fund will pay their own expenses, if any, incurred in connection with the Reorganization.

         (n) As of the Closing, the Acquiring Fund does not own, directly or indirectly, nor has it owned during the past five years, directly or indirectly, any shares of the Acquired Fund.

         (o) The liabilities of the Acquired Fund to be assumed by the Acquiring Fund and the liabilities to which the transferred assets of the Acquired Fund will be subject, if any, have been incurred by the Acquired Fund in the ordinary course of its business.

         (p) The fair market value of the assets of the Acquired Fund to be transferred to the Acquiring Fund equals or exceeds the sum of the liabilities to be assumed by the Acquiring Fund plus the amount of liabilities, if any, to which the transferred assets will be subject.

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Vontobel Funds, Inc.
Janus Adviser
August __, 2003
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         (q) The total adjusted basis of the assets of the Acquired Fund to be transferred to the Acquiring Fund equals or exceeds the sum of the liabilities to be assumed by the Acquiring Fund plus the amount of liabilities, if any, to which the transferred assets will be subject.

         (r) As of the Closing, neither the Acquiring Fund nor the Acquired Fund is under the jurisdiction of a court in a Title 11 or a similar case within the meaning of section 368(a)(3)(A).

         (s) The Acquired Fund has not distributed and will not distribute to its shareholders in pursuance of the Plan any "appreciated property" within the meaning of section 361(c)(2).

         (t) At the time of the Closing, the Acquired Fund will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock of the Acquiring Fund.

         Any inaccuracy in, or breach of, any of the aforementioned statements, representations, warranties and assumptions or any change after the date hereof in applicable law could adversely affect our opinion. No ruling has been (or will be) sought from the Internal Revenue Service (the "Service") as to the federal income tax consequences of any aspect of the Reorganization.

IV. Opinions.

         Based upon and subject to the foregoing, as well as the limitations set forth below, it is our opinion with respect to each Reorganization that, under presently applicable federal income tax law:

            (i) The transfer of all or substantially all of the assets of each Acquired Fund solely in exchange for shares of the corresponding Acquiring Fund and the assumption by each Acquiring Fund of all known liabilities of the corresponding Acquired Fund, and the distribution of such shares to the shareholders of the Acquired Funds, will constitute a "reorganization" within the meaning of Section 368(a) of the Code. The Acquiring Funds and the Acquired Funds will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code.

            (ii) No gain or loss will be recognized by either Acquired Fund on the transfer of the assets of each Acquired Fund to the corresponding Acquiring Fund in exchange for the Acquiring Fund Shares and the assumption by the applicable Acquiring Fund of all known liabilities of the Acquired Fund or upon the distribution of the Acquiring Fund Shares to the applicable Acquired Fund shareholders in exchange for their shares of the Acquired Fund.

            (iii) The tax basis of the Acquired Fund's assets acquired by the applicable Acquiring Fund will be the same to the Acquiring Fund as the tax basis of such assets to the Acquired Fund immediately prior to the Reorganization, and the holding period of the assets of the Acquired Fund in the hands of the applicable Acquiring Fund will include the period during which those assets were held by the Acquired Fund.

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Vontobel Funds, Inc.
Janus Adviser
August __, 2003
Page 9


            (iv) No gain or loss will be recognized by each Acquiring Fund upon the receipt of the assets of the corresponding Acquired Fund solely in exchange for the Acquiring Fund Shares and the assumption by each Acquiring Fund of all known liabilities of the corresponding Acquired Fund.

            (v) No gain or loss will be recognized by shareholders of each Acquired Fund upon the receipt of the corresponding Acquiring Fund Shares by such shareholders, provided such shareholders receive solely the Acquiring Fund Shares (including fractional shares) in exchange for their Acquired Fund shares.

            (vi) The aggregate tax basis of the Acquiring Fund Shares, including any fractional shares, received by each shareholder of the applicable Acquired Fund pursuant to the Reorganization will be the same as the aggregate tax basis of the Acquired Fund shares held by such shareholder immediately prior to the Reorganization, and the holding period of the Acquiring Fund Shares, including fractional shares, to be received by each shareholder of the applicable Acquired Fund will include the period during which the Acquired Fund shares exchanged therefor were held by such shareholder (provided that the Acquired Fund shares were held as a capital asset on the date of the Reorganization).

                                      * * *

         No opinion is expressed as to any matter not specifically addressed above. Also, no opinion is expressed as to the tax consequences of any of the transactions contemplated in the Plan under any foreign, state, or local tax law. Moreover, you should recognize that our opinions are not binding on the Service, that the Service may disagree with the opinions expressed herein, and that, although we believe that the opinions expressed herein would be sustained if challenged, there can be no assurances to that effect.

         This opinion has been issued to and may be relied upon solely by the addressees hereof in connection with the consummation of the transactions contemplated in the Plan and may not be relied upon by any other person or used for any other purpose without our prior written consent.

                                            Very truly yours,

                                            /s/  GOODWIN PROCTER  LLP

                                            GOODWIN PROCTER  LLP